10753 Macatawa Drive
Holland, MI 49424

NEWS RELEASE

NASDAQ NATIONAL MARKET: FOR RELEASE: DATE: Contact:	MCBC Immediate October 30, 2009 Jon Swets, CFO 616.494.7645

Macatawa Bank Corporation Reports 3rd Quarter Results

Holland, Michigan, October 30, 2009 — Macatawa Bank Corporation today announced its results for the third quarter of 2009.

•	Net loss available to common shares of $20.9 million impacted by
o	Provision for loan losses of $21.6 million.
o	$3.1 million in costs associated with the administration and disposition of problem assets.
o	FDIC insurance assessments of $1.0 million.
o	These items total $25.7 million or $1.46 per diluted common share
•	Allowance for loan loss coverage increased to 3.09% of total loans.
•	Second consecutive quarterly decline in non-performing loans.
•	Second consecutive quarterly increase in net interest margin.
•	Improved liquidity as evidenced by $148 million of liquid investments and over a $100 million reduction in out of market deposits.
•	Capital preservation and capital raising efforts continue.

Net loss available to common shares was $20.9 million, or $1.18 per share, for the third quarter of 2009 compared to net income of $1.9 million, or $0.11 per diluted share, for the third quarter of 2008. The net loss available to common shares for the first nine months of 2009 totaled $57.3 million, or $3.30 per share, compared to a net loss of $3.8 million, or $0.22 per share for the first nine months of 2008.

“The depth and persistency of the economic downturn in Michigan continues to have a significant impact on our loan customers, which in turn has impacted our operating results,” commented Ronald L. Haan, Chief Executive Officer of Macatawa Bank Corporation. During the quarter, the Company proactively set aside additional reserves for the potential losses on these loans.

“Significant write-downs in the valuation of our problem assets and modest improvement in the real estate markets have given us the opportunity to accelerate the disposition of these assets. In addition, we continue to strengthen our team of professionals experienced in loan workouts and real estate sales,” added Mr. Haan.

Operating results

Third quarter net interest income totaled $13.2 million, a decrease of $1.6 million from the third quarter of 2008. The net interest margin was 2.83 percent for the quarter, up 4 basis points from 2.79 percent for the second quarter of 2009 and down 15 basis points from 2.98 percent for the third quarter of 2008. The improvement in margin over the last quarter was primarily from a decrease in the Company’s costs of funds from downward repricing of certificates of deposit and borrowings. The improvement was achieved despite a large increase in lower yielding short-term investments to enhance liquidity during the current economic downturn. The entire decline in margin from the prior year was from higher balances of non-performing assets.

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Macatawa Bank 3Q Results / page 2 of 4

Average earning assets declined by $69.4 million from the second quarter of 2009 and by $113.6 million from the third quarter of 2008. The decline reflects a continued focus on liquidity improvement, capital preservation and a reduction in credit exposure within certain loan segments.

Declines in revenue from deposit, trust and brokerage services during the third quarter of 2009 were the primary reasons for the $504,000 decline in noninterest income compared to the third quarter of 2008. The decline in revenue from deposit services is related to a decrease in NSF fee revenue, consistent with a decline across the entire banking industry. This decrease was partially offset by an increase in other deposit revenue sources, growth in core checking accounts, and expansion of services to business customers. The decline in trust and brokerage service revenue is related to both a challenging market for account growth, and volatility in equity market valuations.

Non-interest expense was $15.7 million for the quarter compared to $14.0 million for the third quarter of 2008. Costs associated with the administration and disposition of problem loans and non-performing assets amounted to approximately $3.1 million in the current quarter compared to $1.6 million in the third quarter of 2008. FDIC insurance assessments amounted to $1.0 million compared to $359,000 from higher assessment rates implemented by the FDIC in late 2008. When excluding the nonperforming asset costs and FDIC assessments, non-interest expense would have been approximately $11.6 million for the quarter, down 5 percent from $12.1 million for the third quarter of 2008. The decline continues to reflect the success of expense reduction initiatives that began in early 2008.

Asset Quality

The provision for loan losses was $21.6 million for the third quarter of 2009 compared to $20.6 million for the prior quarter and $2.4 million for the third quarter of 2008. Net charge-offs were $11.2 million compared to $22.1 million for the prior quarter and $1.5 million for the third quarter of 2008. The provision for loan losses and charge-offs remained elevated in response to prolonged weakness in the economy and its impact on valuations of real estate collateral.

“There have been signs of price stabilization in the real estate markets. Although valuations have declined, the rate of decline in such valuations has slowed,” commented Mr. Haan.

The amount of provision for loan losses in excess of net charge-offs increased the coverage of the allowance as a percent of total loans as the Company remained focused on prudently setting aside reserves for future losses. The loan loss reserve was 3.09 percent of total loans at September 30, 2009 compared to 2.16 percent at December 31, 2008 and 1.73 percent at September 30, 2008.

The Company’s non-performing loans were $88.2 million or 5.66 percent of total loans, down from $103.1 million at June 30, 2009 and $92.3 million at December 31, 2008. Loans for the development or sale of 1-4 family residential properties that were in a non-performing status were approximately $48.0 million or 54 percent of total non-performing loans at September 30, 2009 compared to $59.8 million or 62% at June 30, 2009 and $59.9 million or 65 percent at December 31, 2008.

“We are encouraged with the decline in non-performing loan levels since December 31, 2008, but clearly need to see further improvement,” added Mr. Haan.

Total non-performing assets were $121.8 million or 6.15 percent of total assets at September 30, 2009. A breakdown of non-performing assets is shown in the table below:

Dollars in 000s	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008

Total Commercial Real Estate	$77,461	$94,237	$80,466	$77,888
Commercial and Industrial	8,477	5,657	9,005	7,360

Total Commercial Loans	85,938	99,894	89,471	85,248
Residential Mortgage Loans	917	1,702	1,906	906
Consumer Loans	1,305	1,468	893	292

Total Non-Performing Loans	88,160	103,064	92,270	86,446
Other Repossessed Assets	224	339	306	272
Other Real Estate Owned	33,419	23,516	19,516	9,354

Total Non-Performing Assets	$121,803	$126,919	$112,092	$96,072

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Macatawa Bank 3Q Results / page 3 of 4

Balance Sheet, Liquidity and Capital

Total assets were $1.98 billion at September 30, 2009 a decrease of $167.6 million compared to $2.15 billion at December 31, 2008 and a decrease of $212.9 million compared to $2.19 billion at September 30, 2008. Total loans were $1.56 billion at September 30, 2009, down $217.2 million from December 31, 2008 and down $204.5 million from September 30, 2008.

Commercial loans declined by $169.2 million representing the majority of the decline since December 31. The commercial real estate portfolio declined by $93.0 million, including $38.8 million in loans tied to residential development. Commercial and industrial loans declined by $76.2 million from a general decline in business activity.

The reduction in loans since the beginning of the year was primarily redeployed to build short-term investments. Federal funds sold and other short-term investments were $147.5 million at September 30, 2009, up $108.4 million from December 31, 2008.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	September 30, 2009	June 30, 2009	December 31, 2008

Construction and development	$195,712	$213,831	$237,108
Commercial real estate	638,952	657,373	690,525

Total Commercial Real Estate	834,664	871,204	927,633
Commercial and Industrial	375,636	404,660	451,826

Total Commercial Loans	$1,210,300	$1,275,864	$1,379,459

Commercial real estate consists primarily of loans to business owners and developers of owner and non-owner occupied properties, secured by single and multi-family residential as well as non-residential real estate. Loans for the development or sale of residential properties were approximately $164.9 million at September 30, 2009 compared to $182.2 million at June 30, 2009 and $203.7 million at December 31, 2008. Of the total at September 30, approximately $24.2 million was secured by vacant land, $96.8 million was secured by developed residential land and $43.9 million was secured by properties held for speculative purposes.

The Company continues to explore alternatives to increase its capital; including efforts to obtain either private capital in the form of common stock, preferred stock and subordinated debt or to obtain capital through public markets. The Company raised capital, including obtaining $31 million in the fourth quarter of 2008 and an additional $6 million in the second and third quarters of 2009. The Company’s total risk based capital ratio was 9.46 percent at September 30, 2009.

“While challenges remain, we are 100% focused on improving our financial performance for the long-term,” concluded Mr. Haan.

The Company has also filed on this date its Report on Form 10-Q for the quarter ended September 30, 2009 with the Securities and Exchange Commission.

About Macatawa Bank

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its banking subsidiary, the Corporation offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing; business and personal deposit services, ATM’s and Internet banking services, trust and employee benefit plan services, and various investment services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

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Macatawa Bank 3Q Results / page 4 of 4

The common stock, preferred stock and subordinated debt sold and any future securities that may be sold in the private offering have not been and will not be registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.  This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

“CAUTIONARY STATEMENT: This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, economic, competitive, and governmental factors affecting our operations, markets, products, services, and pricing. These statements include, among others, statements related to real estate valuation, future levels of non-performing loans, the rate of asset dispositions, capital raising activities, dividends, future growth and funding sources, future profitability levels, the effects on earnings of changes in interest rates and the future level of other revenue sources. Annualized growth rates are not intended to imply future growth at those rates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.”

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)

	Three Months Ended September 30		Nine Months Ended September 30

	2009	2008	2009	2008

EARNINGS SUMMARY
Total interest income	$23,534	$28,614	$73,189	$89,130
Total interest expense	10,340	13,778	33,801	44,509

Net interest income	13,194	14,836	39,388	44,621
Provision for loan loss	21,580	2,425	52,740	23,585

Net interest income after provision for loan loss	(8,386)	12,411	(13,352)	21,036

NON-INTEREST INCOME
Deposit service charges	1,205	1,383	3,644	3,946
Net gains on mortgage loans	153	168	2,276	987
Trust fees	948	1,113	2,865	3,447
Other	1,328	1,474	4,396	5,815

Total non-interest income	3,634	4,138	13,181	14,195

NON-INTEREST EXPENSE
Salaries and benefits	6,162	6,526	18,537	20,302
Occupancy	1,078	1,111	3,290	3,451
Furniture and equipment	1,010	1,041	3,056	3,026
FDIC assessment	1,030	359	3,509	1,080
Administration and disposition of problem assets	3,128	1,566	7,726	3,428
Trade Partners litigation settlement	-	-	5,533	-
Other	3,323	3,436	9,825	10,834

Total non-interest expense	15,731	14,039	51,476	42,121

Income (loss) before income tax	(20,483)	2,510	(51,647)	(6,890)
Income tax expense (benefit)	(600)	639	2,786	(3,093)

Net income (loss)	$(19,883)	$1,871	$(54,433)	$(3,797)

Dividends declared on preferred shares	991	-	2,869	-

Net income (loss) available to common shares	$(20,874)	$1,871	$(57,302)	$(3,797)

Basic earnings per common share	$(1.18)	$0.11	$(3.30)	$(0.22)
Diluted earnings per common share	$(1.18)	$0.11	$(3.30)	$(0.22)
Return on average assets	-3.97%	0.35%	-3.53%	-0.24%
Return on average equity	-67.58%	4.92%	-53.28%	-3.16%
Net interest margin	2.83%	2.98%	2.75%	3.01%
Efficiency ratio	93.48%	73.99%	97.92%	71.61%

BALANCE SHEET DATA	September 30 2009	December 31 2008	September 30 2008

Assets
Cash and due from banks	$22,441	$29,188	$39,252
Federal funds sold and other short-term investments	147,527	39,096	88,257
Securities available for sale	141,825	184,681	163,771
Securities held to maturity	655	1,835	1,838
Federal Home Loan Bank Stock	12,275	12,275	12,275
Loans held for sale	2,934	2,261	983
Total loans	1,556,903	1,774,063	1,761,431
Less allowance for loan loss	48,049	38,262	30,491

Net loans	1,508,854	1,735,801	1,730,940

Premises and equipment, net	61,738	63,482	64,149
Acquisition intangibles	661	874	28,615
Bank-owned life insurance	24,165	23,645	23,410
Other real estate owned	33,419	19,516	9,354
Other assets	25,278	36,718	31,784

Total Assets	$1,981,772	$2,149,372	$2,194,628

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$221,967	$192,842	$184,952
Interest-bearing deposits	1,324,344	1,472,919	1,508,649

Total deposits	1,546,311	1,665,761	1,693,601
Other borrowed funds	288,023	284,790	295,109
Surbordinated debt	1,650	-	-
Long-term debt	41,238	41,238	41,238
Other liabilities	6,876	8,370	12,582

Total Liabilities	1,884,098	2,000,159	2,042,530

Shareholders' equity	97,674	149,213	152,098

Total Liabilities and Shareholders' Equity	$1,981,772	$2,149,372	$2,194,628

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)

	Quarterly					Year to Date

	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008	2009	2008

EARNINGS SUMMARY
Net interest income	$13,194	$13,398	$12,796	$13,510	$14,836	$39,388	$44,621
Provision for loan loss	21,580	20,630	10,530	13,850	2,425	52,740	23,585
Total non-interest income	3,634	4,224	5,323	3,949	4,138	13,181	14,195
Total non-interest expense	15,731	21,264	14,481	43,946	14,039	51,476	42,121
Federal income tax expense (benefit)	(600)	6,134	(2,750)	(5,280)	639	2,786	(3,093)
Net income (loss)	$(19,883)	$(30,406)	$(4,142)	$(35,057)	$1,871	$(54,433)	$(3,797)
Dividends declared on preferred shares	991	939	939	817	-	2,869	-
Net income (loss) available to common shares	$(20,874)	$(31,345)	$(5,081)	$(35,874)	$1,871	$(57,302)	$(3,797)

Basic earnings per common share	$(1.18)	$(1.82)	$(0.30)	$(2.10)	$0.11	$(3.30)	$(0.22)
Diluted earnings per common share	$(1.18)	$(1.82)	$(0.30)	$(2.10)	$0.11	$(3.30)	$(0.22)

MARKET DATA
Book value per common share	$3.64	$4.74	$6.64	$6.91	$8.93	$3.64	$8.93
Tangible book value per common share	$3.62	$4.71	$6.61	$6.88	$7.31	$3.61	$7.31
Market value per common share	$2.60	$2.82	$3.70	$3.47	$6.99	$2.60	$6.99
Average basic common shares	17,669,440	17,260,269	17,162,237	17,066,897	17,022,393	17,365,840	17,013,386
Average diluted common shares	17,669,440	17,260,269	17,162,237	17,066,897	17,044,979	17,365,840	17,013,386
Period end common shares	17,701,817	17,659,264	17,166,515	17,161,515	17,024,850	17,701,817	17,024,850

PERFORMANCE RATIOS
Return on average assets	-3.97%	-5.87%	-0.79%	-6.59%	0.35%	-3.53%	-0.24%
Return on average equity	-67.58%	-86.53%	-10.99%	-84.90%	4.92%	-53.28%	-3.16%
Net interest margin (fully taxable equivalent)	2.83%	2.79%	2.66%	2.74%	2.98%	2.75%	3.01%
Efficiency ratio	93.48%	120.67%	79.92%	251.71%	73.99%	97.92%	71.61%

ASSET QUALITY
Net charge-offs	$11,152	$22,105	$9,696	$6,078	$1,513	$42,953	$26,516
Nonperforming loans	$88,160	$96,164	$113,607	$92,249	$86,446	$88,160	$86,446
Other real estate and repossessed assets	$33,643	$23,855	$19,074	$19,822	$9,626	$33,643	$9,626
Nonperforming loans to total loans	5.66%	5.93%	6.68%	5.20%	4.91%	5.66%	4.91%
Nonperforming assets to total assets	6.15%	5.97%	6.33%	5.21%	4.38%	6.15%	4.38%
Net charge-offs to average loans (annualized)	2.79%	5.27%	2.23%	1.38%	0.34%	3.43%	2.01%
Allowance for loan loss to total loans	3.09%	2.32%	2.30%	2.16%	1.73%	3.09%	1.73%

CAPITAL & LIQUIDITY
Average equity to average assets	5.94%	6.79%	7.18%	7.76%	7.11%	6.62%	7.52%
Tier 1 capital to risk-weighted assets	7.58%	8.91%	9.91%	10.01%	8.94%	7.58%	8.94%
Total capital to risk-weighted assets	9.46%	10.33%	11.17%	11.26%	10.20%	9.46%	10.20%
Loans to deposits + other borrowings	84.88%	87.92%	89.78%	90.95%	88.57%	84.88%	88.57%

END OF PERIOD BALANCES
Total portfolio loans	$1,556,903	$1,621,895	$1,699,945	$1,774,063	$1,761,431	$1,556,903	$1,761,431
Earning assets	1,857,467	1,887,636	1,957,043	2,009,859	2,027,350	1,857,467	2,027,350
Total assets	1,981,772	2,011,939	2,092,792	2,149,372	2,194,628	1,981,772	2,194,628
Deposits	1,546,311	1,576,052	1,624,703	1,665,761	1,693,601	1,546,311	1,693,601
Total shareholders' equity	97,674	116,634	144,644	149,213	152,098	97,674	152,098

AVERAGE BALANCES
Total portfolio loans	$1,598,743	$1,678,648	$1,735,738	$1,764,235	$1,757,583	$1,670,541	$1,761,385
Earning assets	1,870,995	1,940,364	1,959,359	1,969,524	1,984,547	1,923,249	1,978,623
Total assets	2,001,415	2,071,098	2,100,924	2,128,975	2,142,065	2,055,703	2,130,259
Deposits	1,554,127	1,611,922	1,620,159	1,611,709	1,640,986	1,595,808	1,594,450
Total shareholders' equity	117,687	140,556	150,747	165,170	152,219	136,209	160,287